Exhibit 23.1



                         Consent Of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98126) pertaining to the 1990 Stock Option Plan for Directors; and 1990 Stock Option Plan for Key Employees; the Chairman's Compensation Program and Employment Agreement; and the President's Compensation Program and Employment Agreement of our report dated November 1, 1996, with respect to the consolidated financial statements of The Barbers, Hairstyling for Men & Women, Inc. included in the Annual Report (Form 10-KSB) for the year ended September 26, 1996.

                                                               Ernst & Young LLP

Minneapolis, Minnesota
December 26, 1996